UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2013

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 1, 2013, Park Sterling Corporation (the “Registrant”) issued a press release announcing that effective September 30, 2013 it has redeemed all $20,500 million of its Senior Non-Cumulative Perpetual Preferred Stock, Series C (the “SBLF Preferred Stock”). The SBLF Preferred Stock was issued to the U. S. Department of the Treasury (the “Treasury”) in October 2012 in connection with the Registrant’s acquisition of Citizens South Banking Corporation (“Citizens South”) and resulted from the conversion of Citizens South’s preferred stock that had been previously issued to the Treasury in connection with Citizens South’s participation in the Small Business Lending Fund program. As a result of the redemption, there are no outstanding shares of SBLF Preferred Stock.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated October 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2013

PARK STERLING CORPORATION

By: /s/ David L. Gaines

David L. Gaines

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated October 1, 2013.

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